EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Shareholders of
Ryder System, Inc.:
      We consent to the incorporation by reference in the following Registration Statements on Forms S-3 and S-8 of Ryder System, Inc. of our report dated February 15, 2006, with respect to the consolidated balance sheets of Ryder System, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of earnings, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005, and the related consolidated financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Ryder System, Inc., and refers to a change in method of accounting for conditional asset retirement obligations in 2005 and method of accounting for variable interest entities and method of accounting for asset retirement obligations in 2003:
      Form S-3:

•	Registration Statement No. 33-1623 covering $500,000,000 aggregate principal amount of debt securities.

•	Registration Statement No. 33-13962 covering $500,000,000 aggregate principal amount of debt securities.

•	Registration Statement No. 33-20359 covering $1,000,000,000 aggregate principal amount of debt securities.

•	Registration Statement No. 33-58667 covering $800,000,000 aggregate principal amount of debt securities.

•	Registration Statement No. 333-63049 covering $800,000,000 aggregate principal amount of debt securities.

•	Registration Statement No. 333-108391 covering $800,000,000 aggregate amount of securities.

•	Registration Statement No. 333-128661 covering $800,000,000 aggregate amount of securities.
      Form S-8:

•	Registration Statement No. 33-20608 covering the Ryder System Employee Stock Purchase Plan.

•	Registration Statement No. 33-4333 covering the Ryder Employee Savings Plan.

•	Registration Statement No. 1-4364 covering the Ryder System Profit Incentive Stock Plan.

•	Registration Statement No. 33-69660 covering the Ryder System, Inc. 1980 Stock Incentive Plan.

•	Registration Statement No. 33-63990 covering the Ryder System, Inc. Directors Stock Plan.

•	Registration Statement No. 33-58001 covering the Ryder System, Inc. Employee Savings Plan A.

•	Registration Statement No. 33-58003 covering the Ryder System, Inc. Employee Savings Plan B.

•	Registration Statement No. 33-61509 covering the Ryder System, Inc. Stock for Merit Increase Replacement Plan.

•	Registration Statement No. 33-62013 covering the Ryder System, Inc. 1995 Stock Incentive Plan.

•	Registration Statement No. 333-19515 covering the Ryder System, Inc. 1997 Deferred Compensation Plan.

•	Registration Statement No. 333-26653 covering the Ryder System, Inc. Board of Directors Stock Award Plan.

•	Registration Statement No. 333-57593 covering the Ryder System, Inc. Stock Purchase Plan for Employees.

•	Registration Statement No. 333-57595 covering the Ryder System, Inc. 1995 Stock Incentive Plan.

•	Registration Statement No. 333-69626 covering the Ryder System, Inc. 1995 Stock Incentive Plan.

•	Registration Statement No. 333-69628 covering the Ryder System, Inc. Directors Stock Plan.

•	Registration Statement No. 333-108364 covering the Ryder System, Inc. Board of Directors Stock Award Plan.

•	Registration Statement No. 333-124828 covering the Ryder System, Inc. 2005 Equity Compensation Plan and the Ryder System, Inc. Stock Purchase Plan for Employees.
/s/  KPMG LLP
February 15, 2006
Miami, Florida
Certified Public Accountants